                                   SCHEDULE B

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 28th day of November, 2007 between SPDR(R)
 SERIES TRUST, ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE
   B, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST
                            COMPANY ("State Street").

                                                                         TAXPAYER
                                                                      IDENTIFICATION   TAX-YEAR
FUND NAME                                                                 NUMBER          END
---------                                                             --------------   --------
SPDR(R) DJ Wilshire Total Market ETF                                    04-3526697      June 30
SPDR(R) DJ Wilshire Large Cap ETF                                       14-1937147      June 30
SPDR(R) DJ Wilshire Large Cap Growth ETF                                04-3526701      June 30
SPDR(R) DJ Wilshire Large Cap Value ETF                                 04-3526672      June 30
SPDR(R) DJ Wilshire Mid Cap ETF                                         14-1937148      June 30
SPDR(R) DJ Wilshire Mid Cap Growth ETF                                  14-1937151      June 30
SPDR(R) DJ Wilshire Mid Cap Value ETF                                   14-1937150      June 30
SPDR(R) DJ Wilshire Small Cap ETF                                       14-1937152      June 30
SPDR(R) DJ Wilshire Small Cap Growth ETF                                04-3526668      June 30
SPDR(R) DJ Wilshire Small Cap Value ETF                                 04-3526667      June 30
SPDR(R) DJ Global Titans ETF                                            04-3526673      June 30
SPDR(R) DJ Wilshire REIT ETF                                            04-3526665      June 30
SPDR(R) KBW Bank ETF                                                    14-1937154      June 30
SPDR(R) KBW Capital Markets ETF                                         14-1937158      June 30
SPDR(R) KBW Insurance ETF                                               14-1937157      June 30
SPDR(R) Morgan Stanley Technology ETF                                   04-3526664      June 30
SPDR(R) S&P(R) Dividend ETF                                             14-1937159      June 30
SPDR(R) S&P(R) Aerospace & Defense ETF*                                 65-1276061      June 30
SPDR(R) S&P(R) Biotech ETF                                              76-0808148      June 30
SPDR(R) S&P(R) Building & Construction ETF*                             65-1276063      June 30
SPDR(R) S&P(R) Computer Hardware ETF*                                   65-1276065      June 30
SPDR(R) S&P(R) Computer Software ETF*                                   65-1276067      June 30
SPDR(R) S&P(R) Health Care Equipment ETF*                               65-1276069      June 30
SPDR(R) S&P(R) Health Care Services ETF*                                65-1276072      June 30
SPDR(R) S&P(R) Homebuilders ETF                                         76-0808150      June 30
SPDR(R) S&P(R) LeisureTime ETF*                                         65-1276073      June 30
SPDR(R) S&P(R) Metals & Mining ETF                                      56-2576727      June 30
SPDR(R) S&P(R) Oil & Gas Equipment & Services ETF                       56-2576785      June 30
SPDR(R) S&P(R) Oil & Gas Exploration & Production ETF                   56-2576784      June 30
SPDR(R) S&P(R) Outsourcing & IT Consulting ETF*                         65-1276075      June 30
SPDR(R) S&P(R) Pharmaceuticals ETF                                      56-2576781      June 30


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


                             SCHEDULE B (CONTINUED)

                                                                         TAXPAYER
                                                                      IDENTIFICATION   TAX-YEAR
FUND NAME                                                                 NUMBER          END
---------                                                             --------------   --------
SPDR(R) S&P(R) Retail ETF                                               56-2576776      June 30
SPDR(R) S&P(R) Semiconductor ETF                                        76-0808148      June 30
SPDR(R) S&P(R) Telecom ETF*                                             65-1276076      June 30
SPDR(R) S&P(R) Transportation ETF*                                      65-1276077      June 30
SPDR(R) KBW Mortgage Finance(SM) ETF                                    65-1276059      June 30
SPDR(R) KBW Regional Banking(SM) ETF                                    56-2576775      June 30
SPDR(R) Barclays Capital 1-3 Month T-Bill ETF                           20-8599062      June 30
SPDR(R) Barclays Capital Intermediate Term Treasury ETF                 20-8600499      June 30
SPDR(R) Barclays Capital Long Term Treasury ETF                         20-8600546      June 30
SPDR(R) Barclays Capital TIPS ETF                                       20-8600606      June 30
SPDR(R) Barclays Capital Aggregate Bond ETF                             20-8600831      June 30
SPDR(R) Nuveen Barclays Capital Municipal Bond ETF                      20-8600784      June 30
SPDR(R) Barclays Capital International Treasury Bond ETF                26-0497008      June 30
SPDR(R) Nuveen Barclays Capital California Municipal Bond ETF           26-0748255      June 30
SPDR(R) Nuveen Barclays Capital New York Municipal Bond ETF             26-0748469      June 30
SPDR(R) Nuveen Barclays Capital Short Term Municipal Bond ETF           26-0748494      June 30
SPDR(R) Barclays Capital High Yield Bond ETF                            26-1226059      June 30
SPDR(R) Barclays Capital Long Term Corporate Bond ETF*                  TBD             June 30
SPDR(R) Barclays Capital Short Term Treasury Bond ETF*                  20-8600692      June 30
SPDR(R) Barclays Capital Short Term Corporate Bond ETF*                 20-8599146      June 30
SPDR(R) Barclays Capital Intermediate Term Corporate Bond ETF*          20-8600740      June 30
SPDR(R) DB International Government Inflation-Protected Bond ETF        26-0497085      June 30
SPDR(R) Barclays Capital Short Term International Treasury Bond ETF     26-3267006      June 30
SPDR(R) Barclays Capital Intermediate Term Credit Bond ETF              26-2655153      June 30
SPDR(R) Barclays Capital Long Term Credit Bond ETF                      26-2655232      June 30
SPDR(R) Barclays Capital Convertible Bond ETF                           26-2655273      June 30
SPDR(R) Barclays Capital Mortgage Backed Bond ETF                       26-2655105      June 30
SPDR(R) Nuveen S&P(R) VRDO Municipal Bond ETF                           26-4736029      June 30
SPDR(R) Wells Fargo Preferred Stock ETF                                 27-0295512      June 30
SPDR(R) Barclays Capital Short Term Corporate Bond ETF                  20-8600692      June 30
SPDR(R) Nuveen Barclays Capital Build America Bond ETF                  27-2121450      June 30
SPDR(R) Barclays Capital International Corporate Bond ETF               27-2228681      June 30

* Board approved and either SEC registered or in SEC registration, but not operational. Any fund series marked with a " * " shall not participate in securities lending unless and until the Funds have notified State Street in writing that the fund series is operational and authorized to participate in securities lending under this Agreement and such authorization is consented to by State Street in writing. Such authorization may be effected by the Funds and State Street executing a revised Schedule B with the applicable series no longer denoted as not operational.

DATED: May 19, 2010


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